Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-170173 on Form S-11 of our report dated May 3, 2011, relating to the consolidated balance sheet of O’Donnell Strategic Industrial REIT, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 15, 2011